EXHIBIT 16.1



June 15, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:     FRONTIER ENERGY CORP. (FORMERLY GTDATA CORPORATION)

Ladies and Gentlemen:

We have read the statements made by FRONTIER ENERGY CORP. (FORMERLY GTDATA CORPORATION) in Item 4.01 of the accompanying Form 8-K/A (Commission file number 033-05384), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya & Company
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DE JOYA & COMPANY